Exhibit 99.1

News Release
Contact: Michael Stivala
Chief Financial Officer
P.O. Box 206, Whippany, NJ 07981-0206
Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold
Fiscal 2011 Fourth Quarter/Year End Results Conference Call

Whippany, New Jersey, October 27, 2011 — Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that it has scheduled its Fiscal 2011 Fourth Quarter and Full Year Results Conference Call for Thursday, November 10, 2011 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2011 Fourth Quarter and Year End results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (800) 230-1096

Ask for: Suburban Propane Fiscal Year 2011 Fourth Quarter Results Conference Call.

In addition, a replay of the conference call will be available from 11:00 AM Thursday, November 10, 2011 until 11:59 PM, Friday, November 11, 2011 and can be accessed by dialing (800) 475-6701, Access Code 221812. The replay will also be available via Suburban’s web site until Thursday, November 17, 2011.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 750,000 residential, commercial, industrial and agricultural customers through more than 300 locations in 30 states.

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